UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2023

COPT DEFENSE PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 285-5400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, $0.01 par value	CDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 22, 2023, COPT Defense Properties (the “Registrant”) filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to the prospectus dated April 8, 2022, which was included in the Registrant’s Registration Statement on Form S-3 (Commission File No. 333-264198). The Prospectus Supplement relates to the registration of up to 14,104,635 of the Registrant’s common shares of beneficial interest, par value $0.01 per share (the “Shares”), that may, under certain circumstances, be issuable upon exchange of the 5.25% Exchangeable Senior Notes due 2028 of the Registrant’s operating partnership, COPT Defense Properties, L.P., and the resale from time to time by the recipients of such Shares. The Registrant is not selling any securities pursuant to the Prospectus Supplement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
5.1*	Opinion of Saul Ewing LLP
8.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of Saul Ewing LLP (included in Exhibit 5.1)
23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPT DEFENSE PROPERTIES

/s/ Anthony Mifsud
Anthony Mifsud
Executive Vice President and Chief Financial Officer

November 22, 2023